SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT



                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported ) NOVEMBER 27, 2002
                                                        -----------------


                           NEW YORK HEALTH CARE, INC.
                         ------------------------------
             (Exact Name of Registrant as Specified in its Charter)



     NEW  YORK                    1-12451                  11-2636089
     ---------                    -------                  ----------
  (State or other         (Commission File Number)        (IRS  Employer
  jurisdiction of                                         Identification
   incorporation)                                             Number)





          1850  MCDONALD  AVENUE,  BROOKLYN,  N.Y.               11223
          ----------------------------------------               -----
          (Address of Principal Executive Offices)             (Zip Code)



                         Registrant's telephone number,
                      including area code, (718) 375-6700
                                           ---------------


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ITEM  5:  OTHER  MATTERS  -  EXTENSION  AND  AMENDMENT  CREDIT  LINE

     On November 27, 2002, the Company and its wholly-owned subsidiary, NYHC Newco Paxxon, Inc., entered into an agreement amending and extending the November 28, 2000 agreement with Heller Healthcare Finance, Inc., a Maryland corporation ("Heller Finance"), providing for a $4,000,000 revolving credit loan to the Company secured by the Company's accounts receivable, contract rights, intellectual property rights, inventory and equipment. The Company is permitted to maintain outstanding borrowings to the extent of up to 85% of "qualified accounts receivable," as defined by the agreements. The formula for computation of available loan funds is unchanged.

     The Heller Finance revolving credit line agreement had been amended as follows:

          1. The agreement has been extended for an additional term of two years to November 29, 2004.

          2.   The  interest rate is the prime rate at Citibank, N.A. plus 1.5%.

          3. A "unused fee" of .5% per annum, up to a maximum of $20,000, will be paid by the Company on the unused balance of the available credit.

          4. The revolving credit loan may be used only for the Company's home healthcare business and may not be used for the probiotics business being acquired by the Company in the pending Bio Balance merger transaction.

          5.   There  is  a  commitment  fee  of  .25%  of  the  credit  line.

ITEM  7:  FINANCIAL  STATEMENTS  AND  EXHIBITS

     (a)  Financial  Statements

          None.

     (b)  Exhibits.

          EXHIBIT
          NUMBER              DESCRIPTION  OF  EXHIBIT
          ------              ------------------------

          10.49 Amendment No. 1 to the Loan and Security Agreement and Consent and Waiver with Heller Healthcare Finance, Inc. dated November 27, 2002.


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                                   SIGNATURES
                                   ----------

     Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

December  3,  2002                         NEW  YORK  HEALTH  CARE,  INC.



                                   By:     /s/  Jerry  Braun
                                           -------------------------------------
                                           Jerry  Braun
                                           President and Chief Executive Officer


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